As filed with the Securities and Exchange Commission on August 6, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENTRUST, INC.

(Exact name of Registrant as specified in its charter)

Maryland	62-1670648
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Hanover Park, Suite 800

16633 Dallas Parkway

Addison, Texas 75001

(Address, including zip code, of principal executive offices)

2006 Stock Incentive Plan

(Full title of the plan)

F. William Conner

President and Chief Executive Officer

Entrust, Inc.

One Hanover Park, Suite 800

16633 Dallas Parkway

Addison, Texas 75001

(972) 713-5800

(Name, address and telephone number, including area code, of agent for service)

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value: Reserved for future issuance under the 2006 Stock Incentive Plan	2,000,000 shares	$2.135	$4,270,000	$167.82
(1)	Pursuant to Rule 429 of the Securities Act of 1933, as amended (the “Securities Act”), the prospectus relating to the Registrant’s 2006 Stock Incentive Plan (the “2006 Plan”) and this Registration Statement also relate to the registration statement on Form S-8 with file number 333-138096. Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 2006 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.
(2)	Estimated in accordance with Rule 457(c) under the Securities Act, solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices per share of the Registrant’s Common Stock as reported on the Nasdaq National Market on August 5, 2008, which was $2.135 per share.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Item 1 of Part I of Form S-8 is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

Entrust, Inc. (the “Company” or “Registrant”) hereby incorporates by reference in this registration statement the following documents and information previously filed with the Commission:

(1) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

(2) The Registrant’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2008, filed with the Commission on August 6, 2008.

(3) The Registrant’s Current Reports on Form 8-K filed on January 23, 2008, February 8, 2008, February 25, 2008, June 2, 2008 and June 18, 2008. The Registrant specifically excludes from incorporation such information that has been furnished and not filed pursuant to Item 2.02 or Item 8.01 of the Registrant’s Current Reports on Form 8-K filed with the Commission on January 7, 2008, January 29, 2008, April 22, 2008 and July 29, 2008.

(4) The Registrant’s other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Registrant’s annual report referred to in (1) above.

(5) The description of the common stock of the Registrant, $0.01 par value per share (the “Common Stock”), contained in the Registrant’s registration statement on Form 8-A filed by the Registrant with the Commission on August 3, 1998, as amended by the Registrant’s Current Report on Form 8-K dated April 27, 2001, as further amended by any amendment or report filed for the purposes of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement from the date of filing of such reports and documents.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties. The Registrant’s actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the risks identified in the respective documents incorporated by reference.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Section 2-418 of the General Corporation Law of Maryland (the “Maryland Law”) provides that, unless a corporation’s charter includes a provision that restricts or limits the corporation’s right to indemnify its officers and directors, the corporation may indemnify a director or officer with respect to proceedings instituted against such director or officer by reason of his or her service in that capacity, unless the act or omission in question was material and was committed in bad faith or was the result of active and deliberate dishonesty, unless the director or officer received an improper personal benefit or unless the director or officer had reasonable cause to believe that the act or omission was unlawful. The Registrant’s Articles of Incorporation, as amended, provide that the Registrant shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent permitted by the Maryland Law and that the Registrant shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law. To the extent that a director has been successful in defense of a proceeding, unless limited by charter, the Maryland Law provides that he shall be indemnified against reasonable expenses incurred in connection therewith.

Item 7.	Exemption From Registration Claimed

Not applicable.

Item 8.	Exhibits

4.1	Articles of Amendment and Restatement of Charter, as amended, of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Annual Report on Form 10-K filed on March 27, 2002).

4.2	Amended and Restated Bylaws of Registrant (incorporated herein by reference to Exhibit 3.4 of the Registrant’s Statement on Form S-1 filed on June 19, 1998).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to the legality of securities being registered.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Counsel (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Registration Statement).

99.1	2006 Stock Incentive Plan of the Registrant (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 22, 2006).

99.2	Revised Form of Entrust, Inc. Officer Non-Statutory Stock Option Agreement (incorporated by reference to Exhibit 10.1 of the Registrant’s quarterly report on Form 10-Q filed on August 6, 2008).

99.3	Revised Form of Entrust, Inc. Officer Incentive Stock Option Agreement (incorporated by reference to Exhibit 10.2 of the Registrant’s quarterly report on Form 10-Q filed on August 6, 2008).

99.4	Revised Form of Entrust, Inc. Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.3 of the Registrant’s quarterly report on Form 10-Q filed on August 6, 2008).

99.5	Revised Form of Entrust, Inc. Restricted Stock Unit Award Agreement CEO (incorporated by reference to Exhibit 10.4 of the Registrant’s quarterly report on Form 10-Q filed on August 6, 2008).

Item 9.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S–8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Addison, state of Texas, on August 6, 2008.

ENTRUST, INC.

By:	/s/ F. William Conner
F. William Conner
Chairman of the Board of Directors, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints F. William Conner, David J. Wagner and James D. Kendry, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ F. William Conner	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	August 6, 2008
(F. William Conner)

/s/ David J. Wagner	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 6, 2008
(David J. Wagner)

/s/ James H. Dennedy	Director	August 6, 2008
(James H. Dennedy)

Signature	Title	Date

/s/ Butler C. Derrick, Jr.	Director	August 6, 2008
(Butler C. Derrick, Jr.)

/s/ Jerry C. Jones	Director	August 6, 2008
(Jerry C. Jones)

/s/ Michael E. McGrath	Director	August 6, 2008
(Michael E. McGrath)

/s/ Michael P. Ressner	Director	August 6, 2008
(Michael P. Ressner)

/s/ Douglas Schloss	Director	August 6, 2008
(Douglas Schloss)

/s/ Terderma Ussery II	Director	August 6, 2008
(Terdema Ussery II)

/s/ Ray Washburne	Director	August 6, 2008
(Ray Washburne)

ENTRUST, INC.

REGISTRATION STATEMENT ON FORM S-8

EXHIBIT INDEX

Exhibit Number	Description
4.1	Articles of Amendment and Restatement of Charter, as amended, of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Annual Report on Form 10-K filed on March 27, 2002).

4.2	Amended and Restated Bylaws of Registrant (incorporated herein by reference to Exhibit 3.4 of the Registrant’s Statement on Form S-1 filed on June 19, 1998).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to the legality of securities being registered.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Counsel (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Registration Statement).

99.1	2006 Stock Incentive Plan of the Registrant (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 22, 2006).

99.2	Revised Form of Entrust, Inc. Officer Non-Statutory Stock Option Agreement (incorporated by reference to Exhibit 10.1 of the Registrant’s quarterly report on Form 10-Q filed on August 6, 2008).

99.3	Revised Form of Entrust, Inc. Officer Incentive Stock Option Agreement (incorporated by reference to Exhibit 10.2 of the Registrant’s quarterly report on Form 10-Q filed on August 6, 2008).

99.4	Revised Form of Entrust, Inc. Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.3 of the Registrant’s quarterly report on Form 10-Q filed on August 6, 2008).

99.5	Revised Form of Entrust, Inc. Restricted Stock Unit Award Agreement CEO (incorporated by reference to Exhibit 10.4 of the Registrant’s quarterly report on Form 10-Q filed on August 6, 2008).